EXHIBIT 11.1

                       SPECTRUM HOLOBYTE, INC.
         STATEMENT RE: COMPUTATION OF NET LOSS PER SHARE
                 (IN THOUSANDS, EXCEPT PER SHARE DATA)


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
                                                                                          Three months ended
                                                                                               June 30,
                                                                                      --------------------------
                                                                                         1996             1995
                                                                                      ---------        ---------

Net loss before extraordinary item                                                   $  (4,183)       $ (9,398)

Cumulative preferred dividends                                                             (70)            (70)
                                                                                      ---------        ---------
Net loss for the purposes of calculating the  net loss
 per share before extraordinary item                                                    (4,253)         (9,468)

Extraordinary item, net of tax effect                                                    2,668              --
                                                                                      ---------        ---------

Net loss for the purposes of calculating the  net loss
 per share                                                                              (1,585)         (9,468)

Weighted average number of common
 shares outstanding                                                                     24,384          22,659
                                                                                      ---------        ---------
                                                                                      ---------        ---------

Earning (loss) per common share:
- -------------------------------
 Net loss before extraordinary item                                                      (0.18)          (0.42)
 Extraordinary item                                                                       0.11              --
                                                                                      ---------        ---------
 Net loss                                                                                (0.07)          (0.42)
                                                                                      ---------        ---------
                                                                                      ---------        ---------
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